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                                                                    Exhibit 10.4

    WHEREAS, this Board desires to establish a plan pursuant to which this Corporation will pay certain bonuses for calendar year 1997 to certain employees of this Corporation, the employees to receive such bonuses and the amounts thereof to be determined by this Board in its discretion.

    RESOLVED, that this Board hereby establishes a plan to be known as the "800-JR Cigar, Inc. Bonus Pool Plan" pursuant to which this Corporation may pay bonuses for calendar year 1997 to such employees of this Corporation and in such amounts as this Board shall determine in its discretion, such amounts not to exceed in the aggregate 5% of the amount by which (i) the Corporation's income before income taxes and the effects of any changes in accounting method for calender year 1997 exceeds (ii) the Corporation's budgeted income before income taxes and the effects of any changes in accounting method for calender year 1997, as approved by this Board.

    RESOLVED, that this Board hereby authorizes and directs this Corporation, pursuant to the terms of said plan, to pay to such employees of this Corporation as this Board shall determine in its discretion, and allocate among such employees in such manner as this Board shall determine in its discretion, bonuses for calendar year 1997 that in the aggregate do not exceed 5% of the amount by which (i) the Company's income before income taxes and the effects of any changes in accounting method for calendar year 1997 exceeds (ii) the Company's budgeted income before income taxes and the effects of any changes in accounting method for calendar year 1997, as approved by the Board.

    RESOLVED, that this Board hereby authorizes and directs the officers of this Corporation to expend funds of this Corporation and to execute and deliver any and all certificates, documents and other instruments and do any and all other things as may be necessary or desirable to carry out the foregoing resolutions and the terms of said plan.